CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1996, in the Registration Statements (Form S-3 No. 333-XXXXX and post-effective Amendment No.1 to Form S-3
No. 33-64396) and related Prospectus of Unisys Corporation for the registration of $500,000,000 of Securities.

We also consent to the incorporation by reference therein of our report with respect to the financial statement schedule of Unisys Corporation for the years ended December 31, 1995, 1994, 1993 included in the Annual Report (Form 10-K) for 1995 filed with the Securities & Exchange Commission.



                                            /s/ Enrst & Young LLP



Philadelphia, Pennsylvania
July 25, 1996